UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	March 10, 2022

PHOTRONICS, INC.
(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code (203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON STOCK, $0.01 par value per share	PLAB	NASDAQ Global Select Market
PREFERRED STOCK PURCHASE RIGHTS	N/A	N/A

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2022, Peter S. Kirlin retired as Chief Executive Officer and resigned as a member of the Board of Directors (the “Board”) of Photronics, Inc. (the “Company”) effective March 11, 2022, to pursue other interests. Dr. Kirlin’s retirement is not a result of any disagreement with the Company on any matters relating to the Company’s operations, policies or procedures.

In connection therewith, the Company promoted Dr. Frank Lee to President of the Company. Frank will be responsible for global operations, reporting to the Chief Executive Officer.  Also in connection therewith, the Board appointed Constantine Macricostas, current Chairman of the Board, as Chief Executive Officer on an interim basis. The Board of Directors plans to form a committee to initiate the formal search for a new CEO.

In connection with his retirement and pursuant to his employment agreement dated May 4, 2015, following the effective date of his release, Dr. Kirlin will maintain his health plan coverage through March 10, 2023 and will receive severance compensation at his current salary for a period of twelve (12) months. The Company also extended the exercise period of his vested but unexercised options beyond the typical thirty (30) day exercise period. Other than as set forth above, Dr. Kirlin will not be entitled to any other compensation, payment or benefits from the Company or its affiliates in connection with his retirement.

At this time, there are no changes to Dr. Lee’s compensation or employment agreement; however, the Compensation Committee of the Board is reviewing possible adjustments to his compensation. Mr. Macricostas will not receive compensation for his service as interim Chief Executive Officer other than his compensation as a member of the Board.

A press release describing the foregoing was issued on March 14, 2022 and has been filed with this current report on Form 8-K as Exhibit 99.1.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On March 10, 2022, the Company held its annual meeting of stockholders (the “Annual Meeting”) on the Internet via live webcast at www.virtualshareholdermeeting.com/PLAB2022. At the Annual Meeting, the Company’s stockholders voted on three (3) proposals. The proposals are described in detail in the proxy statement relating to the annual meeting.

Proposal 1.

The Company’s stockholders elected seven (7) individuals to the Board of Directors as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Walter M. Fiederowicz	43,484,600	5,891,798	4,449,973
Peter S. Kirlin	47,201,297	2,175,101	4,449,973
Daniel Liao	48,828,819	547,579	4,449,973
Constantine Macricostas	45,028,396	4,348,002	4,449,973
George Macricostas	42,024,884	7,351,514	4,449,973
Mary Paladino	48,720,909	655,489	4,449,973
Mitchell G. Tyson	26,457,384	22,919,014	4,449,973

Proposal 2.

The Company's stockholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2022 as set forth below:

Votes For	Votes Against	Abstentions
53,016,378	764,623	45,370

Proposal 3.

The Company's stockholders approved by non-binding vote a resolution relating to the compensation of the named executive officers of the Company as described in the compensation discussion and analysis and the narrative disclosure as included in the proxy statement relating to the annual meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,889,263	10,674,566	812,569	4,449,973

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits	99.1	Press Release dated March 14, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

By:	/s/ Richelle E. Burr
	Name:	Richelle E. Burr
	Title:	Executive Vice President,
Chief Administrative Officer,
General Counsel and Secretary

Date: March 14, 2022